Exhibit 21

SUBSIDIARIES OF AMETEK, INC.

AS OF DECEMBER 31, 2011

Name of Subsidiary and name under which it does business	State or other jurisdiction of incorporation or organization	Percentage of voting securities owned by its immediate parent*
Advanced Measurement Technology, Inc.	Delaware	100%
AMETEK (Bermuda), Ltd.	Bermuda	100%
AMETEK Canada, LLC	Delaware	100%
AMETEK Canada 1 ULC	Canada	100%
AMETEK Canada 2 ULC.	Canada	100%
AMETEK Canada Limited Partnership	Canada	100%
AMETEK Cardinal, Inc.	Delaware	100%
AMETEK Receivables Corp.	Delaware	100%
AMETEK Thermal Systems, Inc.	Delaware	100%
Avicenna Technology, Inc.	Minnesota	100%
Chandler Instruments Company, L.L.C.	Texas	100%
Grabner Instruments Messtechnik GmbH	Austria	100%
Petrolab, L.L.C.	Delaware	100%
Coining Holding Company	Delaware	100%
Coining, Inc.	Delaware	100%
Coining, B.V.	Netherlands	100%
SEMX Corporation	Delaware	100%
SPM (M) SDN. BHD	Malaysia	100%
SPM Tape & Reel Industries (M) SDN.BHD	Malaysia	100%
Semiconductor Materials SARL	Morocco	100%
Controls Holding Corporation	Delaware	100%
Patriot Sensors & Controls Corporation	Delaware	100%
Drake Air, Inc.	Oklahoma	100%
EDAX Inc.	Delaware	100%
EDAX B.V.	Netherlands	100%
Elgar Holdings, Inc.	Delaware	100%
AMETEK Programmable Power, Inc.	Delaware	100%
EMA Corp.	Delaware	100%
Amekai (BVI), Ltd.	British Virgin Islands	50%
AMETEK Advanced Industries, Inc.	Delaware	100%
AMETEK Aerospace & Defense, Inc.	Delaware	100%
AMETEK Ameron, LLC	Delaware	100%
Southern Aero Partners, Inc.	Oklahoma	100%
AMETEK Aircraft Parts & Accessories, Inc.	Delaware	100%
AMETEK CPR RUSSIA, Inc.	Delaware	100%
AMETEK Do Brasil Ltda.	Brazil	100%
AMETEK Grundbesitz GmbH	Germany	100%
AMETEK Haydon Kerk, Inc.	Delaware	100%
Tritex Corporation	Delaware	100%
Haydon Motion Europe S.A.R.L.	France	100%
Haydon Linear Motors (Changzhou) Co., Ltd.	China	100%
Haydon Kerk Motion Solutions, Inc.	Massachusetts	100%
AMETEK HSA, Inc.	Delaware	100%
AMETEK International C.V.	Netherlands	99%
AMETEK Holdings B.V.	Netherlands	100%

Name of Subsidiary and name under which it does business	State or other jurisdiction of incorporation or organization	Percentage of voting securities owned by its immediate parent*
AMETEK Denmark A/S	Denmark	100%
AMETEK Holdings de Mexico, S. de R.L.	Mexico	50%
AMETEK Latin America Holding Company S.à r.l.	Luxembourg	100%
AMETEK Mexico Holding Company, LLC	Delaware	100%
AMETEK Lamb Motores de Mexico,S.deR.L. de C.V.	Mexico	99.99%
AMETEK Italia S.r.l.	Italy	100%
AMETEK Europe L.L.C.	Delaware	100%
AMETEK UK Limited Partnership	United Kingdom	99.998%
AMETEK European Holdings Limited	United Kingdom	100%
AMETEK Elektromotory, s.r.o	Czech Republic	99.97%
AMETEK Singapore Private Ltd.	Singapore	100%
Amekai Singapore Private Ltd.	Singapore	50%
Amekai Meter (Xiamen) Co.,Ltd.	China	100%
Amekai Taiwan Co., Ltd.	Taiwan	50%
AMETEK Commercial Enterprise Shanghai	China	100%
AMETEK Instruments India Private Ltd.	India	100%
AMETEK Motors Asia Pte., Ltd.	Singapore	100%
AMETEK Motors (Shanghai) Co., Ltd.	China	100%
EMA Holdings UK Limited	England	100%
AEM Limited	England	100%
Aeromedic Innovations Ltd (Dormant)	England	100%
Aviation Windings Ltd. (Dormant)	England	100%
Aircontrol Technologies Ltd. (Dormant)	England	100%
Airtechnology Holdings Ltd. (Dormant)	England	100%
Airscrew Ltd. (Dormant)	England	100%
AMETEK Airtechnology Group Ltd.	England	100%
Airtechnology Pension Trustees Ltd	England	100%
AMETEK Holdings (UK) Ltd. (Dormant)	England	100%
OOO “AMETEK”	Russia	99%
AMETEK Precision Instruments (UK) Ltd.	England	100%
AMETEK Russia (UK) Ltd.	England	100%
Land Instruments International Ltd.	England	100%
AMETEK Material Analysis
Holdings GmbH	Germany	100%
AMETEK Holdings SARL	France	74%
Antavia SAS	France	100%
CAMECA SAS	France	100%
AMETEK Korea Co., Ltd.	Korea	100%
CAMECA Instruments, Inc.	New York	100%
CAMECA Taiwan Corp. Ltd.	Taiwan	100%
CAMECA UK Ltd.	England	100%
CAMECA GmbH	Germany	100%
RETE Holding AG	Switzerland	100%
EM Test (Switzerland) GmbH	Switzerland	100%
EM Test (USA), Inc.	New Hampshire	100%
EM Test GmbH	Germany	100%
Lüthi Elektronik-Feinmechanik AG	Switzerland	100%
SPECTRO Analytical
Instruments GmbH	Germany	100%

Name of Subsidiary and name under which it does business	State or other jurisdiction of incorporation or organization	Percentage of voting securities owned by its immediate parent*
SPECTRO Analytical Instruments
(Asia-Pacific) Ltd.	Hong Kong	100%
SPECTRO Analytical
Instruments, Inc.	Delaware	100%
SPECTRO Analytical
Instruments (Pty). Ltd.	South Africa	100%
SPECTRO Analytical UK Limited	England	100%
Lloyd Instruments Ltd.	England	100%
AMETEK SAS	France	63%
Muirhead Aerospace Ltd.	England	100%
Traxsys Input Products Ltd. (Dormant)	England	100%
Norcroft Dynamics Ltd. (Dormant)	England	100%
Solartron Instruments Ltd. (Dormant)	England	100%
Taylor Hobson Holdings Ltd.	England	100%
Taylor Hobson Overseas Ltd	England	100%
AMETEK GmbH	Germany	62%
AMETEK Nordic AB	Sweden	100%
AMETEK Kabushiki Kaisha	Japan	100%
AMETEK S.r.l.	Italy	100%
Taylor Hobson Ltd.	England	100%
Solartron Metrology Ltd.	England	100%
Solartron Metrology 2001 Ltd.	England	100%
Taylor Hobson, Inc.	Delaware	100%
Taylor Hobson Trustees Limited	England	100%
TH Acquisition Company Ltd. (Dormant)	England	100%
EMA MX, LLC	Delaware	100%
AMETEK Land, Inc.	Delaware	100%
AMETEK Motors Hong Kong Ltd.	Hong Kong	100%
AMETEK Precitech, Inc.	Delaware	100%
AMETEK TSE, Inc.	Delaware	100%
TSE Acquisition Corporation	Delaware	100%
Technical Services for Electronics, Inc.	Minnesota	100%
AMETEK VIS-K, Inc.	Delaware	100%
Atlas Material Holdings Corporation	Delaware	100%
Atlas Material Testing Technology L.L.C.	Delaware	100%
Atlas Netherlands AcquisitionCo Coöperatief U.A.	Netherlands	99.99%
Atlas Material Testing Technology GmbH	Germany	100%
MTL Light Solutions GmbH	Germany	100%
Atlas Material Testing Technology BV	Netherlands	100%
Atlas Material Testing Technology (India)
Private Limited	India	100%
Atlas Material Testing Technology Limited	England	100%
MCG Acquisition Corporation	Minnesota	100%
HCC Industries, Inc.	Delaware	100%
AMETEK Ceramics, Inc.	Delaware	100%
Glasseal Products, Inc.	New Jersey	100%
Sealtron Acquisition Corp.	Delaware	100%
Sealtron, Inc.	Delaware	100%

Name of Subsidiary and name under which it does business	State or other jurisdiction of incorporation or organization	Percentage of voting securities owned by its immediate parent*
HCC Aegis, Inc.	Delaware	100%
HCC Industries International	California	100%
HCC Machining Co., Inc.	Delaware	100%
Hermetic Seal Corporation	Delaware	100%
Norfolk Avon Realty Trust (Dormant)	Massachusetts	100%
HP Acquisition Corp	Delaware	100%
Hamilton Precision Metals, Inc	Delaware	100%
Hamilton Precision Metals of Delaware, Inc.	Delaware	100%
KBA Holding, Inc.	Delaware	100%
KBA Enterprises, Inc.	Delaware	100%
Reading Alloys, Inc.	Pennsylvania	100%
RAI Enterprises, Inc.	Delaware	100%
NewAge Testing Instruments, Inc.	Pennsylvania	100%
Reichert Holdings, Inc	Delaware	100%
Reichert, Inc	Delaware	100%
Reichert Instruments GmbH	Germany	100%
Rotron Incorporated	New York	100%
AMETEK Technical & Industrial Products, Inc.	Minnesota	51.9%
SCPH Holdings, Inc.	Delaware	100%
AMETEK SCP, Inc.	Rhode Island	100%
AMETEK SCP (Barrow) Limited	England	100%
Seiko EG&G Co. Ltd.	Japan	49%
Solidstate Controls, LLC	Delaware	100%
HDR Power Systems, LLC	Delaware	100%
Solidstate Controls, Inc. de Argentina S.R.L.	Argentina	90%
Solidstate Controls Mexico, S.A. de C.V.	Mexico	99.9%
Technical Manufacturing Corporation	Massachusetts	100%
Vision Research, Inc.	Delaware	100%
Vision Research Europe B.V.	Netherlands	100%
Vision Research Limited	England	100%
Vision Research srl	Romania	100%

*	Exclusive of directors’ qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.